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                                                                      EXHIBIT 11


                                   VDI MEDIA



                       CALCULATION OF EARNINGS PER SHARE



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
Weighted average number of shares outstanding....................................  6,660,000 add:  proceeds from common shares used to pay final S Corporation Distribution
        (($2,976,000 - $2,630,000)  DIVIDED BY $9.92 per share)..................     34,879
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Pro Forma weighted average number of shares outstanding..........................  6,694,879
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  add:  proceeds from common shares used to repay outstanding debt
       ($3,552,000  DIVIDED BY $9.92 per share)..................................    358,063
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       Supplemental weighted average number of shares outstanding................  7,052,942
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